Exhibit 2.5

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/06/2000
                                                             001342435 - 2407013

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          EXECUTIVE HELP SERVICES, INC.

Executive Help Services, Inc., a corporation organized and existing under end by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY
CERTIFY:

FIRST: That the Board of Directors of said Corporation at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest: of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows;

          FOURTH: All of the issued and outstanding common stock shares of the Company shall be split such, that each issued share of $0.001 par value stock :shall be exchanged for one point two (1.2) new shares of $0.001 par value stack."

SECOND: Upon this amendment becoming effective, the 4,455,000 issued and outstanding shares of the par value of $0.001 shall be exchanged for 5,346,004 shares of the new $0.001 par value stock provided for in this Certificate of Amendment.

THIRD: That the said amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote by a written Consent given in accordance with the provisions of Section 228 of the General Corporation Law of the Stale of Delaware

FOURTH: That the aforesaid amendment wet: duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FIFTH: That the capital of said corporation will sot be reduced under of by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by William Crawford, its President, and attested by Bobbie Jo Crawford, its Secretary, this 29'" day of June, A.D, 2000


                                               /s/ William Crawford, President,


                                     attested: /s/ Bobbie Jo Crawford, Secretary